FOR IMMEDIATE RELEASE

Boston Scientific Provides Update on COVID-19 Impact and Response Efforts

MARLBOROUGH, Mass., April 2, 2020 - The COVID-19 pandemic has brought unprecedented challenges upon the global community and the many healthcare providers who are caring for patients. During this time of concern and disruption, Boston Scientific Corporation (NYSE:  BSX) has taken important actions to reduce the spread of the virus in local communities and support global relief efforts, while implementing business continuity plans. Today the company is providing an update on the actions it has taken and a preliminary estimated revenue growth range for the first quarter 2020.
“We are focused on the safety and well-being of our people, who continue to find innovative solutions to support critical procedures and time-sensitive patient needs,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “As healthcare systems respond to the increasing demands of managing COVID-19, emergent procedures need to be prioritized to help enable increased hospital capacity, and therefore elective procedures are being delayed. While we expect this to negatively impact short-term performance, we continue to believe in the excellent, long-term fundamentals of our company and will continue to manage through these challenges with strategic focus and the winning spirit of our talented global team.”
For the first quarter of 2020, business trends through the first two months of the year were in line with company expectations; however, as COVID-19 reached a global pandemic level in March, procedural volumes significantly declined. Subsequently, the company now expects first quarter 2020 revenue growth on a GAAP basis to be approximately flat to up slightly versus the prior year period, and an organic* revenue decline of approximately two to three percent.
The company is currently conducting financial closing procedures for the first quarter and is unable to provide a more precise reported sales estimate at this time. Final sales results, other operating metrics and business highlights will be provided on the first quarter earnings call scheduled for April 29, 2020.
Implementing Mitigation Plans
Assuming the second quarter impact of the COVID-19 pandemic will be more significant than the first quarter of 2020, Boston Scientific is taking proactive steps to reduce costs and be in a strong position to support customers and patients when healthcare systems begin to recover, and elective procedures start to return to normal volumes. These steps include optimizing appropriate variable costs, including manufacturing output, significantly reducing the salaries of its chief executive officer, board of directors and executive committee members, and where appropriate, temporarily reducing work week schedules for employees.
The company has also strategically decreased discretionary spending and implemented precautionary measures to ensure business continuity in its supply chain and manufacturing facilities, including rotational shifts, segregating buildings and limiting movement across building sites.

Supporting Communities
To help meet the urgent needs of healthcare providers, Boston Scientific continues to contribute to COVID-19 relief efforts globally through monetary and supply donations, and by providing engineering and manufacturing expertise and resources. This includes previous and planned donations of protective personal equipment (PPE) and medical equipment to local hospitals and government agencies. The company is also providing support to children, families and the most vulnerable through direct financial contributions to local community and global non-profit organizations.
Additionally, the company is supporting employees who are trained healthcare providers choosing to volunteer as supplemental staff for hospitals in need of additional nurses, doctors and clinicians.
Innovating to Address Critical Needs
Many Boston Scientific employees are lending their time and expertise to collaborate with hospitals, universities and industry peers to find new and innovative ways to address the urgent demand for PPE and ventilators. Several initiatives are underway.

•	Ventilators:

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Working with the University of Minnesota Bakken Medical Device Center and industry collaborators to bring a ventilator alternative to market. The machine is intended to work as a one-armed robot to pump an Ambu® bag, replacing the need for manual respiration in emergency settings.

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Collaborating with a global manufacturer of commercial ventilators to source and produce product components, thereby expanding its supply chain capacity, to enable its increased production of transportable ventilators.

•	PPE:

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Addressing PPE shortages among healthcare workers by producing face shields at three of our U.S. manufacturing sites through a collaboration with the nonprofit GetUsPPE.org and plastic packaging company Prent Corporation.

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Working with the University of Minnesota and others to develop a reusable personal respirator. The joint team intends to design and build prototypes, collect clinical feedback, obtain regulatory approval and distribute a significant quantity of reusable PPE that can be used in place of the combination N95 respirator and face shield.

“Boston Scientific is committed to working alongside its global stakeholders to emerge from this challenging time stronger, together, so we can continue to deliver innovative medical solutions and improve the health of patients around the world,” said Mike Mahoney.
First Quarter Earnings Conference Call

As mentioned, on Wednesday, April 29, 2020 Boston Scientific will webcast its conference call discussing financial results and business highlights for the first quarter ended March 31, 2020. The call will begin at 8:00 a.m. EDT, hosted by Mike Mahoney and Dan Brennan, executive vice president and chief financial officer, Boston Scientific. The company will issue a news release announcing financial results for the first quarter on Wednesday, April 29, 2020, prior to the conference call.

A live webcast and replay of the event will be accessible at investors.bostonscientific.com. The replay will be available beginning approximately one hour following the completion of the event.
About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

*Organic revenue excludes the impact of foreign currency fluctuations and sales from the recent acquisitions of Vertiflex, Inc and BTG plc (BTG), each with no prior year comparable sales. Organic revenue also excludes the impact of the divestiture of the global embolic microspheres portfolio, a transaction entered into in connection with obtaining the antitrust clearances required to complete the BTG transaction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our business plans and product performance and impact, and the impact of the COVID-19 outbreak on the Company’s results of operations. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACTS:

Kelly Leadem
Media Relations
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Media@bsci.com

Susie Lisa, CFA
Investor Relations
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BSXInvestorRelations@bsci.com